Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2014, relating to the consolidated financial statements which appears in Nobility Homes, Inc.’s Annual Report on Form 10-K for the year ended November 2, 2013.

/s/ Averett Warmus Durkee, P.A.

Orlando, Florida

January 28, 2014